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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AmerUs Group Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

EXHIBIT INDEX
The exhibit hereto may be deemed “soliciting material” within the meaning of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission issued thereunder.

Exhibit
99.1	Form of letter sent to certain shareholders of the registrant beginning April 17, 2006.

 Exhibit 99.1
April 17, 2006
Dear AmerUs Group Shareholder:
On March 31, 2006, your proxy statement together with the proxy card for voting your shares of AmerUs Group Co. (NYSE: AMH) was mailed to you. We have not yet received your vote.
Your vote is important –
please take a moment to vote now.
Your board of directors recommends that you vote “FOR” all proposals. You can vote one of three ways-please use whatever is most convenient for you:

Telephone	Call 1-866-540-5760 toll-free 24 hours a day, and have your enclosed proxy card in hand, as your personal voter code is printed on the bottom right-hand corner.

or

Internet	Log on to http://www.proxyvoting.com/amh 24 hours a day, and have your enclosed proxy card in hand when you access the site, as your personal voter code is printed on the bottom right-hand corner

or

Mail	Mark, sign and date the enclosed proxy card and return it in the enclosed postage-paid reply envelope.
On behalf of your board of directors, thank you for taking the time to vote.
Sincerely,
Thomas C. Godlasky
Chairman, President and Chief Executive Officer
Enclosures